EXHIBIT 10.17

                    NON-COMPETITION, NON-SOLICITATION
                        AND EMPLOYMENT AGREEMEMT


     THIS NON-COMPETITION, NON-SOLICITATION AND EMPLOYMENT AGREEMENT is
made and entered into as of August 1, 2000   by and between Host America
Corporation, a Colorado corporation (the "Company") and Mark J. Cerreta (the "Employee").

     WHEREAS, the Company has purchased the shares of Lindley Food Service Corporation ("Lindley"), and Employee is one of the former owners of Lindley.

     WHEREAS, the Company desires to employ the Employee, and the Employee desires to accept such employment, on the terms and conditions set forth herein.

     In consideration of the Share Purchase Agreement between the Company, Lindley Food Service Corporation, Gilbert J. Rossomando and Mark J. Cerreta, as well as the conditions and covenants contained herein, the parties agree as follows:

     1. DEFINITIONS. The following terms shall have the indicated meanings when used in this Agreement, unless the context requires otherwise:

          a. "Effective Date" shall be immediately upon the execution of this Agreement by both parties.

          b. "Benefit Plan" shall mean each vacation pay, sick pay, retirement, welfare, medical, dental, disability, life insurance or other employee benefit plan, program or arrangement.

          c. "Cause" shall mean (i) the conviction of Employee of a felony or (ii) the commission by Employee of an act of fraud or embezzlement involving assets of the Company or its customers, suppliers or affiliates or (iii) the reasonable determination by the Company communicated by written notice to the Employee that there has been a material breach by the Employee of any of his material obligations under this Agreement or gross negligence on the part of the Employee in the performance of his duties under this Agreement which results in a material adverse effect on the Company, provided that if such a conduct is of a nature subject to cure the Company will have given the Employee prior written notice of such conduct and its intention to terminate his employment and afforded the Employee a reasonable opportunity to cure his conduct.

          d. "Date of Termination" shall mean (A) if termination of employment occurs by reason of death, the date of Employee's death or (B) if termination of employment occurs for any other reason, the date on which a Notice of Termination is delivered to the other party.

          e. "Notice of Termination" shall mean a written notice which shall set forth in reasonable detail the facts and circumstances that provided the basis for such termination.

     2. EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts employment with the Company, on the terms and subject to the conditions set forth herein. Employee shall serve as the Vice President of Lindley. Subject to the authority of the Chief

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Executive Officer of Company (the "CEO"), Employee shall have supervision and control over, and responsibility for, the general management and operation of the Company's Lindley operations and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors. The Employee's employment will be based in Bridgeport or New Haven, Connecticut or such other place of the business which is located no further than forty (40) miles from Bridgeport Connecticut.

               The Company hereby agrees to employ and engage the services of the Employee to act in the capacity of an Executive managing the Company's Lindley operations. As an Executive, the Employee's duties and authorities will be consistent with such position and Employee shall be subject to the direction and control of the CEO. Employee's authorization levels are attached to this Agreement as Attachment A. The Employee agrees, during his employment, to devote substantially his full business time to the business and affairs of the Company (except for (a) services on corporate, civic, or charitable boards or committees, which do not significantly interfere with the performance of his responsibilities hereunder, (b) such reasonable time as shall be required for the investment of the Employee's assets, which do not significantly interfere with the performance of his responsibilities hereunder, and (c) periods of vacation, personal days and sick leave to which he is entitled) and to use his best efforts to promote the interests of the Company and to perform faithfully and efficiently the responsibilities of an Executive.

     3.   TERM.   This Agreement and the Employee's employment will
continue for a term of four (4) years from the date of this Agreement, unless and until terminated by either party in accordance with the terms of this Agreement.

     4.   TERMINATION OF SERVICE.

          a. TERMINATION UPON DEATH. Employee's employment hereunder shall terminate upon his death, in which event the Company shall pay to Employee's estate an amount equal to his Base Salary, amounts due under Benefit Plans and any other benefits through the Date of Termination.

          b. TERMINATION UPON DISABILITY. If, as a result of a complete mental or physical disability, Employee shall have been absent from his duties hereunder on a full-time basis for three (3) consecutive months, ("Disability") and, within 30 days after the Company notifies Employee in writing that it intends to replace him, Employee shall not have returned to the performance of his duties on a full-time basis, the Company shall be entitled to terminate Employee's employment. In addition, Employee shall, upon his Disability, have the right to terminate his employment with the Company. If such employment is terminated (whether by the Company or by Employee) as a result of Employee's Disability, the following shall apply:

               i. the Company shall continue to pay Employee the Base Salary to which he would otherwise be entitled through the remainder of the calendar month during which such termination is effective and for the lesser of (i) three (3) consecutive months thereafter, or (ii) the period until disability insurance benefits commence under the disability insurance coverage referred in Section 5(e) below.

          c.   TERMINATION FOR CAUSE. The Company shall be entitled to terminate

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Employee's employment for Cause, in which event the Company shall continue to pay Employee the Base Salary to which he would otherwise be entitled through the Date of Termination;

          d. TERMINATION BY EMPLOYEE. Employee may terminate this Agreement at the end of the third year of the Term of this Agreement upon ninety (90) days prior written notice to the Company. In addition, so long as Employee is not in material breach of his obligations under this Agreement, the Share Purchase Agreement, the Voting Rights Agreement, or the Registration Rights Agreement, Employee may terminate this Agreement after written notice of said breach is sent to Company;

               (1) in the event of a material breach by the Company of its payment obligations under the Share Purchase Agreement, which breach is continuing and remains uncured for a period of ninety (90) days after written notice of said breach is sent to Company;

               (2) in the event of a material breach by the Company of its payment and performance obligations under the Registration Rights
Agreement, which breach is continuing and remains uncured for a period of ninety (90) days after written notice of said breach is sent to Company;

               (3) in the event of a material breach by the Company of its performance obligations under the Voting Rights Agreement, which breach is continuing and remains uncured for a period of ninety (90) days after written notice of said breach is mailed to the Company;

     In the event of a termination of this Agreement by Employee resulting from a breach described in Section d(1), d(2), or d(3) above, the provisions of Section 9 of this Agreement shall also be terminated as the date of termination of this Agreement.

          e. NOTICE OF TERMINATION. Any termination of Employee's employment by the Company or Employee shall be communicated by a Notice of Termination to the other Party.

     5.   COMPENSATION AND OTHER BENEFITS.

          a. BASE SALARY. During each Contract Year of the term hereof, the Company will pay to the Employee for services rendered by him to the Company compensation at a rate of $135,000 per year (the "Base Salary") to be paid weekly. So long as the Employee remains employed by the Company, the compensation rate shall be increased annually by five (5) percent.

          b. EXPENSES. The Company shall continue to provide Employee with an American Express card to be utilized by the Employee for business expenses incurred by him in the performance of his duties hereunder. Employee shall be entitled to keep and utilize all membership rewards awarded in connection with Employee's use of the American Express card. Further, Employee shall be entitled to receive prompt reimbursement for all documented business expenses incurred by him in the performance of his duties hereunder, provided that Employee properly accounts therefor in accordance with the Company's reimbursement policy; provided, however,

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that the amounts available for such travel or other expenses may be fixed in advance by the Company.

          c. BENEFIT PLANS. Employee shall be entitled to participate in and receive benefits under all of the Company's Benefit Plans or programs generally available to senior management of the Company, including, any 401K Plan, retirement, disability insurance plans and all other plans or programs. Nothing paid to Employee under any Benefit Plan presently in effect or made available in the future shall be deemed to be in lieu of compensation payable to Employee hereunder. The Company shall pay the full premium applicable to any such benefits for the Employee and his dependents.

          d. DISABILITY INSURANCE. The Company agrees to pay promptly when due all premiums for Employee's existing disability insurance policy issued by Provident with a current monthly premium of $261.20.

          e. VACATIONS. During the term hereof, Employee shall be entitled to up to twenty (20) days of sick leave, up to ten (10) paid personal days and up to three (3) weeks paid vacation during each Contract Year as Employee deems reasonable. Any vacation time that is not taken in a given Contract Year shall be carried forward to the following Contract Year or Contract Years, as the case may be but in no event more than two
(2) weeks, on a cumulative basis.

     6. COMPANY AUTOMOBILE. The Company will provide Employee with a Company automobile of Employee's choice but in any event at a cost to Company not to exceed Six Hundred Dollars ($600.00) per month. The Company shall be responsible for the payment of all insurance, maintenance, repairs, taxes, expenses, mileage, overages and gasoline charges (by providing Employee with a gasoline company credit card) relating to the use and operation of Employees automobile during the term hereof.

     7. DEDUCTIONS. The Employee authorizes the Company to make such deductions and withholding from his compensation as are required by law or as reasonably directed by the Company for its Employees generally, which deduction will include, without limitation, deductions for federal and state income taxes and Social Security.

      8.  NON-DISCLOSURE OF CONFIDENTIAL, PROPRIETARY AND TRADE SECRET
INFORMATION.

          a. "Confidential, Proprietary and Trade Secret Information" shall mean any trade secret or information of a secret, proprietary, or confidential nature relating to the Company and/or any client and the business operations of the Company and/or any client which is known to the Employee as a result of his employment with the Company or originated by the Employee, including, without limitation, all methods, processes, products, techniques, know-how, marketing strategies and plans, data, financial statements and projections, business plans, inventions, improvements, or discoveries (whether or not patentable or copyrightable), price lists, forecasts, customer lists, customer files, and customer requirements, unless such information is in the public domain to such an extent as to be readily available to competitors.

          b. The Employee acknowledges that the Confidential, Proprietary and Trade Secret Information constitutes a valuable and unique asset of the Company with independent economic value. The Employee agrees that he will not, directly or indirectly, use, communicate,

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disclose, disseminate, or put in the public domain, any Confidential,
Proprietary and Trade Secret Information or any other information of a secret, proprietary, confidential, or generally undisclosed nature relating to the business of the Company. The Employee hereby assigns any rights he may otherwise possess in any Confidential, Proprietary and Trade Secret Information to the Company.

          c. This section shall survive the termination of the Employee's employment

          d. Nothing in this Agreement is intended to limit the Company's rights under an applicable trade secrets statute.

          e. Employee understands that a violation of this Agreement may result in disciplinary action, including possible termination, and/or legal action.

     9. NON-SOLICITATION AND COVENANT NOT TO COMPETE. In consideration of the Employee's employment by the Company as an Executive and because the Employee shall have access to Confidential, Proprietary and Trade Secret Information, the Employee hereby covenants as follows:

     For a period of four (4) years from the Effective Date or one (1) year from the termination of Employee's employment, whichever is longer, the Employee agrees that, within the territory defined below, he shall not directly or indirectly, personally, by agency, as an employee, through a corporation, partnership, limited liability company, or by any other artifice or device, provide or attempt:

          (a) to provide any services in the food service industry (other than in connection with a restaurant, private catering business or fast food business).

          (b) to provide any services in the food service industry (other than in connection with a restaurant, private catering business or fast food business) to any of the Company's clients to which, within one year prior to the termination of this Agreement, the Employee has provided services in any capacity on behalf of the Company, or the Employee has been introduced or about which the Employee has received information through the Company or through any Client for which the Employee has performed services in any capacity on behalf of the Company.

          (c) to retain or attempt to retain for himself or any other party, the services of any person, including any of the Company's employees or consultants, who have provided services to or on behalf of the Company within one year prior to the termination of the Employee's employment, and to whom the Employee has been introduced or about whom the Employee has received information through the Company or through any Client for which the Employee has performed services in any capacity on behalf of the Company.

          (d) to utilize Confidential, Proprietary or Trade Secret Information to solicit any suppliers or customers of the Company or in any way induce them not to continue in their relationship with the Company. Furthermore, Covenantor covenants and agrees not to disrupt, damage, impair or interfere with the business or operations of the Company, including by way of disrupting its relationships with customers, agents, representatives, vendors, or otherwise.

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     The term "territory" means the geographic area within a one hundred fifty (150) mile radius of a facility or location of the Company's Lindley operations at which the Employee performed work or was assigned to perform services under this Agreement or which is under the management direction of the Company's management team.

     The Employee acknowledges that irreparable harm to the Company will result from the breach of the Covenant Not to Compete. Notwithstanding anything to the contrary herein contained, in the event of a material breach by the Company of its obligations under this Agreement, which breach is continuing and remains uncured for a period of ninety (90) days and so long as the Employee is not in material breach of his obligations under this Agreement, then the provisions of this Section 9 shall be unenforceable.

     10. RIGHTS AND BENEFITS PERSONAL. Except as herein otherwise specifically provided, the rights and benefits of the Employee under this Agreement are personal to him and no such rights or benefits will be subject to voluntary or involuntary alienation, assignment, or transfer.

     11. NON-ALIENATION. The Employee shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien or security interest upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

     12. ATTORNEYS' FEES. Employee acknowledges that his breach of any of the provisions of this Agreement could result in irreparable and unreasonable harm to the Company and that injunctive relief, as well as damages, would be appropriate for a breach of any of such provisions. If any action or proceeding is brought because of an alleged dispute or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs in connection with such action or proceeding in addition to all other recovery or relief.

     13. SEVERABILITY. Whenever there is any conflict between any provision of this Agreement and any statute, law, regulation, or judicial precedent, the latter will prevail, but in each such event the provisions of this Agreement thus affected will be curtailed and limited only to the extent necessary to bring them within the requirement of law. If any part, section, paragraph, or clause of this Agreement will be held by a court of proper jurisdiction to be indefinite, invalid, or otherwise unenforceable, the entire Agreement will not fail on account thereof, but the balance of this Agreement will continue in full force and effect unless such construction would be clearly contrary to the intention of the parties or would be unconscionable.

     14. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement together constitutes the entire Agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement will be deemed to or will constitute a waiver of any other provisions, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

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     15.  NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Employee at the last address he has filed in writing with the Company or, in the case of the Company,
Attention: President, at its principal business offices.

     16. SUCCESSOR TO THE COMPANY. Except as may be otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company.

     17. JURISDICTION AND VENUE. The parties acknowledge that the execution of, and substantial performance under, this Agreement has occurred or will occur in the State of Connecticut. Without limiting the right of the parties to pursue their rights and remedies under this Agreement (or under any judgment obtained in respect thereof) in any appropriate jurisdiction, the parties hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Connecticut or any United States court of competent jurisdiction situated therein, to adjudicate any legal action commenced by a party and waive any objections they may at any time have to such jurisdiction and venue.

     18. GOVERNING LAW. The provisions of this Agreement for all purposes will be construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the foregoing Agreement was executed as of the date and year first above written.

                              HOST AMERICA CORPORATION, a
                              Colorado corporation


                              By:  /s/ GEOFFREY RAMSEY
                                   ----------------------------------
                                   Geoffery Ramsey,  President


                              Employee:


                              /s/ MARK J. CERRETA
                              ---------------------------------------
                              Printed Name:   Mark J. Cerreta









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